Exhibit 10.1

TWELFTH AMENDMENT TO CREDIT AGREEMENT

           THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated to be effective as of the 28th day of April, 2009 (“Effective Date”) by and between BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for the “Lenders” that are parties to the “Credit Agreement” (as defined below; terms defined in the Credit Agreement shall have the same meanings in this Amendment) and in its capacity as Swingline Lender and L/C Issuer; each of the undersigned Lenders; SUNRISE SENIOR LIVING, INC., a Delaware corporation (the “Company”); certain Subsidiaries of the Company party to the Credit Agreement pursuant to Section 2.14 of the Credit Agreement (together with the Company, collectively the “Borrowers” and each a “Borrower”) and each of the undersigned Guarantors. Hereafter, the Borrowers and the Guarantors are collectively referred to as the “Obligors”; and the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer are collectively referred to as the “Credit Parties”, and the Obligors and the Credit Parties are collectively referred to as the “Parties”.

RECITALS

           The Obligors are parties with the Credit Parties to a Credit Agreement dated December 2, 2005 as amended by the First Amendment To Credit Agreement dated March 6, 2006, the Second Amendment To Credit Agreement dated January 31, 2007, the Third Amendment To Credit Agreement dated June 27, 2007, the Fourth Amendment To Credit Agreement dated September 17, 2007, the Fifth Amendment To Credit Agreement dated January 31, 2008, the Sixth Amendment To Credit Agreement dated February 19, 2008, the Seventh Amendment To Credit Agreement dated March 13, 2008, the Eighth Amendment To Credit Agreement dated July 23, 2008, the Ninth Amendment To Credit Agreement dated to be effective as of October 1, 2008 (the “Ninth Amendment”), the Tenth Amendment To Credit Agreement dated to be effective as of December 30, 2008, and the Eleventh Amendment To Credit Agreement dated to be effective as of March 20, 2009 (the “Eleventh Amendment”) (collectively, as amended by this Amendment, and as further amended, modified, substituted, extended and renewed from time to time, the “Credit Agreement”).

           The Obligors executed and delivered a Security Agreement dated March 13, 2008 (“Security Agreement”) for the benefit of the Credit Parties pursuant to which the Obligors granted to the Credit Parties as security for the “Obligations”, as such term is defined in the Security Agreement, a continuing security interest in the “Collateral”, as such term is defined in the Security Agreement.

           The Obligors have requested the Credit Parties to amend and modify certain of the provisions of the Credit Agreement. The undersigned Parties have entered into this Amendment to provide for the requested modifications in accordance with the terms and conditions set forth in this Amendment. The undersigned Lenders collectively hold more than fifty percent (50%) of the Aggregate Commitments and accordingly collectively constitute the Required Lenders.

           NOW, THEREFORE, in consideration of the premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

           Section 1.     Acknowledgment And Reaffirmation Of Obligations. The Obligors acknowledge that: (a) each of the Loan Documents is the valid and binding obligation of each of the Obligors that is a party thereto; (b) the Loan Documents are enforceable in accordance with all stated terms; (d) the Obligors have no defenses, claims of offset, or counterclaims against the enforcement of the Loan Documents in accordance with all stated terms; and (d) the Total Outstandings as of the Effective Date are Ninety-Seven Million One Hundred Sixty-Two Thousand Seven Hundred Ninety Four Dollars and Sixty One Cents ($97,162,794.61). Each Obligor hereby reaffirms and ratifies all of its respective duties and obligations under the Credit Agreement and the other Loan Documents to which it is a party, as amended and modified by the terms of this Amendment.

           Section 2.     No Further Advances of Loan Proceeds And No Further Issuances of Letters of Credit. The Parties agree that notwithstanding any provisions to the contrary in the Credit Agreement or in any other Loan Documents, the Lenders and the L/C Issuer shall have no obligation during the remaining term of the Credit Agreement to advance any proceeds of the Loans to the Borrowers or to issue any new Letters of Credit for the accounts of any of the Obligors or their Subsidiaries. The Credit Parties agree to renew the existing Letters of Credit which are scheduled on Exhibit A attached to this Amendment in accordance with the stated annual renewal provisions thereof, provided that: (a) the expiry dates of any of such Letters of Credit as renewed will not be extended for more than one year beyond any existing expiry dates; (b) the face amounts of such Letters of Credit are not increased; (c) to the extent that the expiry dates of any of such Letters of Credit as extended are beyond the Letter of Credit Expiration Date, the Borrower shall, on or before the Letter of Credit Expiry Date, Cash Collateralize such Letters of Credit and all L/C Obligations arising therefrom; and (d) there are no continuing Events of Default as of the date of any renewal. The Loans shall be paid and satisfied in full on or before the Maturity Date.

           Section 3.     Reductions Of Commitments. The maximum permitted amount of Aggregate Commitments and the maximum permitted aggregate Outstanding Amount and the maximum permitted amount of Total Outstandings shall be permanently reduced from time to time by all amounts paid to the Agent for the accounts of the Lenders from the cash proceeds of: (a) the Approved Dispositions; (b) the “Federal Refunds,” as such term is defined in the Eleventh Amendment; and (c) the Excess Cash Payment. The respective Commitments of the Lenders shall be permanently reduced on each date of the receipt of cash proceeds of Approved Dispositions, the Federal Refunds, and the Excess Cash Payment on a pro rata basis to reflect proportionately among the Lenders the application of such cash payments to the Loans. The Lenders shall have no obligation to reinstate their Commitments after any such reductions or to readvance to the Borrower as proceeds of the Loans any sums which have been repaid upon the Loans.

           Section 4.     Amendment And Modification Of Credit Agreement. The Credit Agreement is hereby amended and modified as of the Effective Date as follows:

                           Section 4.1     Amendment Of Definition Of “Applicable Rate.” The existing definition of “Applicable Rate” is amended and restated in its entirety as the following definition:

             “Applicable Rate” means five hundred twenty-five (525) basis points per annum for Eurodollar Rate Loans and three hundred seventy-five (375) basis points per annum for Base Rate Loans.

                           Section 4.2     Addition Of Definition Of “Approved Disposition.” The following definition is added to the Credit Agreement:

             “Approved Disposition” has the meaning specified in Section 8.5 of this Agreement.

                           Section 4.3     Addition Of Definition Of “Cash Balance.” The following definition is added to the Credit Agreement:

             “Cash Balance” means the aggregate amount of unrestricted cash of the Company and of Sunrise Senior Living Management, Inc. on deposit with the Administrative Agent.

                           Section 4.4     Addition Of Definition Of “Contemplated Financings.” The following definition is added to the Credit Agreement:

             “Contemplated Financings” has the meaning specified in Section 8.1 of this Agreement.

                           Section 4.5     Addition Of Definition Of “Contemplated Sales Transactions.” The following definition is added to the Credit Agreement:

             “Contemplated Sales Transactions” has the meaning specified in Section 8.5 of this Agreement.

                           Section 4.6     Addition Of Definition Of “Excess Cash Payment.” The following definition is added to the Credit Agreement:

             “Excess Cash Payment” has the meaning specified in Section 7.15 of this Agreement.

                           Section 4.7     Amendment Of Definition Of “Maturity Date.” The existing definition of “Maturity Date” is amended and restated in its entirety as the following definition:

             “Maturity Date” means December 2, 2009.

                           Section 4.8     Amendment Of Letter Of Credit Fees. Section 2.3. (i) (Letter of Credit Fees) is amended and restated in its entirety as follows:

                          (i)     Letter of Credit Fees.     The Borrower shall pay to the Administrative Agent for the account of each Lender, in accordance with its Applicable Percentage, a Letter of Credit Fee for each standby Letter of Credit equal to 425 basis points per annum times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit) (collectively, “Letter of Credit Fees”). Such Letter of Credit Fees shall be computed on a quarterly basis in arrears. Such Letter of Credit Fees shall be due and payable on the first Business Day after the end of each March, June, September and December prorated for the number of days in such preceding quarter such Letter of Credit was outstanding, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date and thereafter on demand.

                           Section 4.9     Minimum Rate Of Interest. The sentence previously added to the end of Section 2.8.(a) (Interest) of the Credit Agreement by the Ninth Amendment is amended and restated in its entirety as follows:

Notwithstanding anything to the contrary in this Agreement, the minimum rate upon which interest may accrue upon any of the Loans at any time shall not be less than five and three-quarters percent (5.75%) .

                           Section 4.10   Deletion Of Section 2.15. Section 2.15 (Extension of Maturity Date) is deleted from the Credit Agreement and replaced with “INTENTIONALLY OMITTED.”

                           Section 4.11   Deletion Of Section 2.16. Section 2.16 (Increase in Commitment) is deleted from the Credit Agreement and replaced with “INTENTIONALLY OMITTED.”

                           Section 4.12   Additional Reporting Requirements. Section 7.2 (Certificates; Other Information) of the Credit Agreement is amended by adding the following subsections:

     (f)     by the 15th day of each calendar month, commencing on May 15, 2009, certification by the Company of the amount of its Cash Balance as of the last day of the immediately preceding month;

     (g)     by the 15th day of each calendar month, commencing on May 15, 2009, a detailed report as to the occupancy levels within the facilities owned or operated by the Company or its Subsidiaries as of the last day of the immediately preceding month;

     (h)     by the 15th day of each calendar month, commencing on May 15, 2009, a thirteen (13) week cash flow projection for the Company and its Subsidiaries; and

     (i)     on or before June 1, 2009, cash flow projections and an analysis of projected liquidity for the Company and its Subsidiaries through the Maturity Date (together with sufficient detail to support and explain the assumptions upon which such projections and analysis are based) demonstrating the ability of the Company and its Subsidiaries to achieve and maintain cash flow and liquidity during the term of this

Agreement sufficient to enable the Company and its Subsidiaries to comply with the Credit Agreement and to continue to operate their respective assets and operations in the ordinary course of their businesses.

                           Section 4.13   Amendment Of Financial Covenants. Section 7.14 (Financial Covenants) of the Credit Agreement is amended by deleting Sections 7.14.(a) (Consolidated Net Worth), 7.14.(b) (Leverage Ratio), 7.14.(c) (Fixed Charge Coverage Ratio), and 7.14.(d) (Required Liquidity) from the Credit Agreement and by adding to the Credit Agreement the following paragraph:

     (a)     Cash Balance. The Company and Sunrise Senior Living Management, Inc. shall maintain, tested as of the last day of each month, a Cash Balance of not less than Five Million Dollars ($5,000,000.00). The Company and its Subsidiaries shall maintain substantially all of their unrestricted domestic cash in accounts with the Administrative Agent.

                           Section 4.14   Addition Of Section 7.15. The Following Section 7.15 is added to the Credit Agreement:

             7.15. Excess Cash Payment. The Company shall pay to the Administrative Agent for the ratable benefit of the Lenders on October 31, 2009 a cash payment (“Excess Cash Payment”) in an amount equal to the greater of: (a) all unrestricted cash of the Company and its Subsidiaries as of the preceding Business Day that is in excess of the aggregate amount of Thirty-Five Million Dollars ($35,000,000.00); or (b) Two Million Dollars ($2,000,000.00) which amount shall be paid in two (2) even installments of One Million Dollars ($1,000,000.00) each on October 31, 2009 and November 30, 2009.

                           Section 4.15   Amendment Of Section 8.1 (Liens) Section 8.1 (Liens) of the Credit Agreement is amended and restated in its entirety as follows:

                           Section 8.1.    Liens. Create, incur, assume or suffer to exist any Lien upon any asset of the Loan Parties, any Subsidiary, Affiliate or any entity which is the subject of a Development Joint Venture Investment except for the following permitted liens:

     (a)     Liens established by any Loan Document;

     (b)     Liens for taxes not yet due or payable or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with G.A.A.P.;

     (c)     Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.1(h) or securing appeal or other surety bonds related to such judgments;

     (d)     Liens existing as of April 27, 2009 on real property and improvements constituting Senior Living Facilities arising from the financing of such Senior Living Facility or Facilities;

     (e)     assignments existing as of April 27, 2009 of agreements for the management or operation of a Senior Living Facility by any Loan Party, including Sunrise Senior Living Management, Inc. or Sunrise Senior Living Services, Inc. in connection solely with the financing of such Senior Living Facility;

     (f)     other Liens existing as of April 27, 2009;

     (g)     Liens or restrictions on use of cash reserves of Sunrise Senior Living Insurance, Inc. to satisfy requirements of one or more third party insurance companies in connection with the issuance of policies with large deductibles;

     (h)     consensual Liens securing the contemplated financings (“Contemplated Financings”) of the properties scheduled on Schedule 8.1(h), which consensual Liens may only be Liens against the specific project assets being financed by the Contemplated Financings; and

     (i)     Liens and assignments of management and operation agreements that have been expressly consented to in writing by the Required Lenders.

Section 4.16 Amendment Of Section 8.3 (Indebtedness).     Section 8.3 (Indebtedness) of the Credit Agreement is amended and restated in its entirety as follows:

              “Section 8.3 Indebtedness. The Company and its Subsidiaries shall not incur any Indebtedness for borrowed monies and shall not provide any Guarantees, except for the following:

     (a)     Indebtedness and Guarantees existing as of April 27, 2009;

     (b)     unsecured Indebtedness for borrowed monies not to exceed $5,000,000.00 in aggregate amount, which unsecured Indebtedness shall be subordinated in right of payment to the repayment of the Obligations in accordance with written agreements acceptable to the Administrative Agent;

     (c)     REIT Mezz Debt (as hereafter defined), existing as of April 27, 2009. “REIT Mezz Debt” means existing Indebtedness incurred to the Sunrise REIT covering a portion of the development costs of projects built by either the Company or its Subsidiaries which is expressly subordinated to the Loan and is subject to a call option in favor of the Company upon the issuance of a Certificate of Occupancy for the applicable project;

     (d)     Indebtedness for borrowed monies existing as of April 27, 2009 may: (i) have its maturities extended, or (ii) be refinanced if such refinancing does not materially increase the principal amount of such existing Indebtedness; and

     (e)     the Contemplated Financings.

Section 4.17     Amendment Of Section 8.5 (Dispositions). Section 8.5 (Dispositions) of the Credit Agreement is amended by deleting subsections 8.5(g) and 8.5(h) and substituting the following:

     (g)     Dispositions specifically approved and consented to in writing by the Required Lenders (“Approved Dispositions”) in strict accordance with any written consents provided with respect thereto by the Required Lenders; and

     (h)     the contemplated sales transactions (“Contemplated Sales Transactions”) of the properties scheduled on Schedule 8.5(h) attached hereto for aggregate net sales proceeds not to exceed Seventeen Million Dollars ($17,000,000.00), each of which shall be (i) for fair market value, and (ii) on “arms-length” terms with independent third-parties which are not affiliated with the Company or any of its Subsidiaries.

Section 4.18     Amendment Of Section 9.1.(e) (Cross-Defaults). The following shall be added to the end of Section 9.1.(e) (Cross-Default) of the Credit Agreement:

Notwithstanding the foregoing, to the extent that either (A) any events of default occur under any of the facilities scheduled on Schedule 9.1.(e) as a result of a cross-default provision or other provision that relates back solely to this Agreement or as a result of non-compliance with a financial covenant, or (B) any events of default occur under a credit facility primarily secured by property or improvements not located in North America, any such event of default will not trigger the cross-default provisions of this Section 9.1.(e) unless the applicable creditor commences exercising any of its default rights or remedies (including, but not limited to, the acceleration of the subject Indebtedness), at which time the provisions of Section 9.1(e) shall control and apply and the Administrative Agent and Lenders shall have all rights and remedies provided by the terms of this Agreement and the Loan Documents as a result thereof.

           Section 5.     Amendment Fee.     The Company agrees to pay an amendment fee (“Amendment Fee”) in the aggregate amount of Five Hundred Thousand Dollars ($500,000.00) to the Administrative Agent for the ratable accounts of the Lenders that have executed this Amendment. The Amendment Fee shall be payable in two (2) even installments of Two Hundred Fifty Thousand Dollars ($250,000.00) each, with the first of such installments to be paid on the Effective Date, and the second of such installments to be paid on or before that date which occurs ninety (90) days after the Effective Date.

           Section 6.     Waiver Of Existing Violations. To the extent that the Company and its Subsidiaries may have violated prior to the Effective Date any of the financial covenants contained in Section 7.14 of the Credit Agreement (as such financial covenants existed prior to the Effective Date), the Credit Parties hereby waive any such violations.

           Section 7.     Security Agreement. To the extent not prohibited by existing agreements or applicable laws and regulations, the Obligors agree to cause their Subsidiaries to join into the Security Agreement as “Loan Parties”, as such term is defined in the Security Agreement, and grant to the Credit Parties security interests in all of their respective assets which meet the definition of “Accounts”, as found in the Security Agreement, and in such other categories of their assets that meet the description of Collateral, such that the “Obligations”, as defined in the Security Agreement, shall be secured by the accounts receivable and general intangibles (other than management agreements and membership or partnership interests held by any such Subsidiary) included on the Consolidated Balance Sheet of the Borrower and its Subsidiaries. The Obligors shall take such actions and cause their Subsidiaries to take such actions as required to document and perfect the above-described security interests prior to May 30, 2009 (“Perfection Date”). The Required Lenders agree that the Administrative Agent shall have the discretion to extend the Perfection Date for a period not to exceed fifteen (15) additional days.

           Section 8.     Obligors’ Representations And Warranties. As an inducement to the Credit Parties to enter into this Amendment and to agree to the requested waiver and to the modifications provided for herein, each of the Obligors makes the following representations and warranties to the Credit Parties and acknowledges the justifiable reliance of the Credit Parties thereon:

Section 8.1   Authority And Good Standing. Each Obligor: (a) has the power to enter into this Amendment and any related documents and to perform all of its obligations hereunder and thereunder; (b) has duly authorized the entry into and performance of this Amendment and all related documents; and (c) is in good standing in the state of its organization and is qualified to do business and is in good standing in all other states in which it transacts business.

Section 8.2   No Violations. The execution, delivery, and performance of this Amendment by the Obligors will not immediately, or with the passage of time, the giving of notice, or both: (a) violate any laws or result in a default under any contract, agreement, or instrument to which any Obligor is a party or by which any Obligor or any properties of any Obligor are bound; or (b) result in the creation or imposition of any security interest in, or lien or encumbrance upon, any of the assets of the Obligors.

Section 8.3   Accuracy Of Information. All information and data submitted by or on behalf of the Obligors in connection with this Amendment and the transactions contemplated herein, is true, accurate and complete in all material respects as of the date made and contains no knowingly false, incomplete or misleading statements.

Section 8.4   Pending Proceedings. There are no actions, suits or proceedings pending against any of the Obligors, the adverse determination of which would be likely to have a Material Adverse Effect other than the proceedings itemized on Schedule 8.4 attached hereto.

Section 8.5   Judgments. No judgments have been entered against any of the Obligors which when aggregated with all judgments against all Obligors exceed the Threshold Amount.

           Section 9.     No Other Modifications Of Loan Documents. The Obligors acknowledge that except as specifically stated in this Amendment, the Loan Documents shall not be deemed to have been amended, modified or changed in any respect, and shall continue to be enforceable against the Parties in accordance with all stated terms.

           Section 10.   Further Assurances. Each Obligor agrees to execute and deliver to the Administrative Agent such other and further documents as may, from time to time, be reasonably requested by the Administrative Agent in order to execute or enforce the terms and conditions of this Amendment or any of the Loan Documents.

           Section 11.   No Novation; No Refinance. It is the intent of each of the parties that nothing contained in this Amendment shall be deemed to effect or accomplish or otherwise constitute a novation of any of the agreements between the parties or of any of the obligations owed by any of the Obligors to the Credit Parties or to be a refinance of any of the Obligations. Except as expressly provided for in this Amendment, nothing contained herein shall be deemed to extinguish, terminate or impair any of the duties or obligations owed by any of the Obligors to the Credit Parties. Each of the Obligors reaffirms and ratifies all Liens previously granted by it to the Credit Parties in accordance with the Loan Documents.

           Section 12.   Waiver. No failure or delay by the Credit Parties in the exercise or enforcement of any of their rights under any Loan Document shall be a waiver of such right or remedy nor shall a single or partial exercise or enforcement thereof preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any other right or remedy. The Credit Parties may at any time or from time to time waive all or any rights under this Amendment or any of the Loan Documents, but any such waiver must be specific and in writing and no such waiver, shall constitute, unless specifically so expressed by the Administrative Agent on behalf of the Credit Parties in writing, a future waiver of performance or exact performance by the Obligors. No notice to or demand upon any Obligor in any instance shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstance.

           Section 13.   Obligations Unconditional. The obligations of the Obligors set forth in this Amendment and as required by the terms of the Loan Documents are absolute and unconditional, and are independent of any defense or rights of set-off, recoupment or counterclaim which any of the Obligors might have or ever had against any of the Credit Parties. Each of the Obligors agrees that all payments required hereunder and/or by the Loan Documents shall be made free of any deductions and without abatement, diminution or set-off.

           Section 14.   Reimbursement Of Expenses Of Administrative Agent. The Obligors agree to reimburse to the Administrative Agent promptly upon receipt of an invoice therefor, all reasonable expenses incurred by the Administrative Agent in connection with the negotiation and preparation of this Amendment and all other expenses incurred by the Administrative Agent as of that date in connection with the consummation of the transactions and matters described herein and as otherwise incurred by the Administrative Agent in the administration of the Loans, including without limitation all reasonable attorneys’ fees and reasonable consultant’s fees incurred by the Administrative Agent. Thereafter, the Obligors shall promptly reimburse the Administrative Agent upon the request of the Administrative Agent for all reasonable expenses incurred by the Administrative Agent in connection with the administration of the Loans and the Loan Documents.

           Section 15.   Enforceability. This Amendment shall inure to the benefit of and be enforceable against each of the parties and their respective successors and assigns.

           Section 16.   Time. Time is of the essence of this Amendment.

           Section 17.   Choice Of Law; Consent To Jurisdiction; Agreement As To Venue. This Amendment shall be construed, performed and enforced and its validity and enforceability determined in accordance with the Laws of the Commonwealth of Virginia (excluding, however, conflict of laws principles). Each of the Parties consents to the non-exclusive jurisdiction of the courts of the Commonwealth of Virginia sitting in Fairfax County and of the United States District Court for the Eastern District of Virginia, if a basis for federal jurisdiction exists. Each of the Parties waives any right to object to the maintenance of a suit in either of such courts on the basis of improper venue or inconvenience of forum.

           Section 18.   RELEASE. IN ORDER TO INDUCE THE CREDIT PARTIES TO ENTER INTO THIS AMENDMENT, EACH OF THE OBLIGORS FOREVER RELEASES AND DISCHARGES EACH OF THE CREDIT PARTIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, SUITS AND DAMAGES (INCLUDING CLAIMS FOR ATTORNEYS’ FEES AND COSTS) WHICH ANY OF THE OBLIGORS, JOINTLY OR SEVERALLY, EVER HAD OR MAY NOW HAVE AGAINST ANY OF THE RELEASED PARTIES FOR ANY CLAIMS ARISING OUT OF OR RELATED IN ANY WAY TO THE OBLIGATIONS, THE LOAN DOCUMENTS, THIS AMENDMENT OR THE ADMINISTRATION THEREOF, WHETHER KNOWN OR UNKNOWN, INCLUDING BUT NOT LIMITED TO ANY AND ALL CLAIMS BASED UPON OR RELYING ON ANY ALLEGATIONS OR ASSERTIONS OF DURESS, ILLEGALITY, UNCONSCIONABILITY, BAD FAITH, BREACH OF CONTRACT, REGULATORY VIOLATIONS, NEGLIGENCE, MISCONDUCT, OR ANY OTHER TORT, CONTRACT OR REGULATORY CLAIM OF ANY KIND OR NATURE. THIS RELEASE IS INTENDED TO BE FINAL AND IRREVOCABLE AND IS NOT SUBJECT TO THE SATISFACTION OF ANY CONDITIONS OF ANY KIND.

           Section 19.   Waiver Of Jury Trial. Each of the Parties agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by it or by any of its successors or assigns, on or with respect to this Amendment, the Obligations (or the administration thereof), or any of the other Loan Documents, or which in any way, directly or indirectly relates thereto, shall be tried by a court and not by a jury. EACH OF THE PARTIES TO THIS AMENDMENT EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING.

           Section 20.   Counterparts And Delivery. This Amendment may be executed and delivered in counterparts, and shall be fully enforceable against each signatory that executes this Amendment, even if all indicated signatories do not actually execute this Amendment. This Amendment, and the signatures to this Amendment, may be delivered by electronic transmission.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered by their duly authorized representatives to be effective as of the Effective Date.

BORROWER:

SUNRISE SENIOR LIVING, INC., for itself and
for the Designated Borrowers

By: /s/ Richard J. Nadeau
Name: Richard J. Nadeau
Title: Chief Financial Officer

GUARANTORS:

SUNRISE SENIOR LIVING MANAGEMENT,
INC.

By: /s/ Julie A. Pangelinan
Name: Julie A. Pangelinan
Title: Vice President & Treasurer

SUNRISE SENIOR LIVING INVESTMENTS,
INC.

By: /s/ Julie A. Pangelinan
Name: Julie A. Pangelinan
Title: Vice President & Treasurer

SUNRISE DEVELOPMENT, INC.

By: /s/ Julie A. Pangelinan
Name: Julie A. Pangelinan
Title: Vice President & Treasurer

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

SUNRISE SENIOR LIVING SERVICES, INC.

By: /s/ Julie A. Pangelinan
Name: Julie A. Pangelinan
Title: Vice President & Treasurer

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.,
As Administrative Agent

By: /s/ Roberto Salazar
Name: Roberto Salazar
Title: Assistant Vice President

LENDER:

BANK OF AMERICA, N.A., as a Lender, L/C
Issuer and Swing Line Lender in its own right and
as successor by merger to LaSalle Bank National
Association

By: /s/ Donald R. Nicholson
Name: Donald R. Nicholson
Title: SVP

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

LENDER:

PNC BANK NATIONAL ASSOCIATION,
as a Lender, in its own right and as successor by
merger to Farmers & Merchants Bank

By: /s/ Wendy M. Andrus
Name: Wendy M. Andrus
Title: Vice President

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

LENDER:

WACHOVIA BANK, NATIONAL
ASSOCIATION, as a Lender,

By: /s/ Joyce L. Barry
Name: Joyce L. Barry
Title: SVP

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

LENDER:

MANUFACTURERS AND TRADERS TRUST
COMPANY, as a Lender in its own right and as
successor by merger to First Horizon Bank,
formerly a division of First Tennessee Bank, N.A.,

By: /s/ Thomas H. Comiskey
Name: Thomas H. Comiskey
Title: Vice President

Signature page to Twelfth Amendment To Credit Agreement
dated to be effective as of the 28th day of April, 2009

LENDER:

CHEVY CHASE BANK, F.S.B., as a Lender,

By: /s/ Richard L. Amador
Name: Richard L. Amador
Title: Group Vice President